UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2021

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Not Applicable

(Former name of former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, the Board of Directors of Rollins, Inc. (the “Company”) appointed Gregory B. Morrison as Director effective June 1, 2021. Mr. Morrison will stand for election by the stockholders in 2023 as a Class I Director. Mr. Morrison has been appointed to the Compensation and Diversity Committees effective June 1, 2021 and will be compensated on the same basis as the other non-employee directors. There are no transactions between Mr. Morrison and the Company that would be reportable under Item 404(a) of Regulation S-K, and no arrangements or understandings with any persons pursuant to which he was selected as a director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Company adopted resolutions approving amendments to the Company’s Bylaws effective May 20, 2021, to further clarify the parameters for board meetings and the annual meeting of the stockholders, and establish the size of the board of directors. The Amended and Restated Bylaws, as so amended, are filed herewith as an exhibit.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws effective May 20, 2021
99.1	Press Release Dated May 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: May 24, 2021	By:	/s/ Paul Edward Northen
	Name:	Paul Edward Northen
	Title:	Sr. Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)